POWER OF ATTORNEY

The undersigned officer of State Street Institutional Investment Trust (the "Trust") hereby constitutes and appoints Julie A. Tedesco, Esq., and Jennifer S. Fromm, Esq. each of them with full powers of substitution, as her true and lawful attorney-in-fact and agent to execute in her name and on her behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by the Trust or its affiliates with the Securities and Exchange Commission (the "SEC"') under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Trust or its affiliates concerning the filings and actions described herein.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of the 10th day of August, 2000.



SIGNATURE                                   TITLE

/s/ Kathleen C. Cuocolo                     President
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Kathleen C. Cuocolo